SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, DC  20549

                                  __________________

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (date of
          earliest event reported):                    December 11, 1995



                         GENERAL PUBLIC UTILITIES CORPORATION
                  (Exact name of registrant as specified in charter)



               Pennsylvania            1-6047              13-5516589

          (State or other          (Commission         (IRS employer
          jurisdiction of          file number)        identification no.)
          incorporation)



          100 Interpace Parkway, Parsippany, New Jersey     07054

          (Address of principal executive offices)          (Zip Code)



          Registrant's telephone number, including area code: (201) 263-6500

          ITEM 5.   OTHER EVENTS.

                    On December 11, 1995, General Public Utilities Corporation ("GPU") entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Dean Witter Reynolds Inc., as representatives of the several underwriters, including themselves, named therein (the "Underwriters"), providing for the issuance and sale of 3.5 million shares of GPU's Common Stock, par value $2.50 per share. Under the Underwriting Agreement, the Underwriters have a 30-day option to purchase up to an additional 500,000 shares of Common Stock to cover over-allotments, if any. The new issue is part of an existing shelf registration of five million shares, one million shares of which were sold in a block transaction in June 1995 (as previously reported). GPU will use the proceeds from the offering to make cash capital contributions to its subsidiaries and repay outstanding short-term debt.



          ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                    (c)  Exhibits.

                         1. Underwriting Agreement dated December 11, 1995 between GPU and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Dean Witter Reynolds Inc., as representatives.





                                      SIGNATURE



                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT OF  1934, THE REGISTRANT  HAS DULY CAUSED  THIS REPORT TO  BE

          SIGNED  ON   ITS  BEHALF   BY  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.



                                        GENERAL PUBLIC UTILITIES CORPORATION



                                        By:

                                             T. G. Howson
                                             Vice President and Treasurer

          Date:  December 13, 1995